Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,255,381
Unrealized Gain (Loss) on Market Value of Commodity Futures	(964,614)
Dividend Income	1,874
Interest Income	935
ETF Transaction Fees	2,100
Total Income (Loss)	$3,295,676

Expenses
General Partner Management Fees	$59,672
Professional Fees	27,836
Brokerage Commissions	10,369
Directors' Fees and insurance	2,472
NYMEX License Fee	1,491
Total Expenses	$101,840
Net Income (Loss)	$3,193,836

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/21	$108,090,545
Additions (700,000 Shares)	23,961,757
Withdrawals (250,000 Shares)	(8,447,629)
Net Income (Loss)	3,193,836

Net Asset Value End of Month	$126,798,509
Net Asset Value Per Share (3,700,000 Shares)	$34.27

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596